CODE OF ETHICS FOR STREAM COMMUNICATIONS NETWORK INC.

1

SCOPE

The provisions of this Code of Ethics (“Code”) are applicable to Senior Financial Officers, i.e. CEO, principal financial officer, controller, principal accounting officer and the like of Stream Communications Network, Inc. (hereinafter "Stream" or "Company") and all employees whether full-time, contract or part-time.

Wholly owned subsidiary companies of Stream are encouraged likewise to adopt this Code of Ethics, mutatis mutandis.

The business conduct principles and rules set out in this policy are provided as the governing standards to ensure that we promote the Company’s mission and meet our targets in an ethical, honest and legal manner.

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POLICY STATEMENT FOR SENIOR FINANCIAL OFFICERS

Each of the Company and Stream Senior Financial Officers must observe the highest ethical standards and exercise proper judgment in all reporting and business dealings. In particular, each such individual shall:

(a)

Be honest and ethical, and act in good faith, in all business dealings on behalf of the Company, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

(b)

Have a good working knowledge of the rules and regulations governing the accounting for and reporting of all financial and business matters/transactions of the Company.

(c)

Respect and maintain the confidentiality of information acquired in the course of one's work, except when specifically authorized or legally obligated to disclose such information.

(d)

Act to provide full, fair, accurate, timely and understandable disclosures in reports and documents, including those filed with the Securities and Exchange Commission and in other communications.

(e)

Endeavor to periodically attend continuing education seminars and courses for their chosen field.

(f)

Follow all applicable rules and regulations in performing their accounting and finance duties for the Company.

(g)

In case of doubt or uncertainty in the handling of any accounting or finance matter, endeavor to seek independent counsel from a qualified third party.

(h)

Refrain from accepting instructions from those who are not qualified to make determinations in regards to the treatment of an accounting or finance issue.

(i)

Reject any attempt by a third party to unduly influence any Senior Financial Officer in the performance of his/her duties, and report said attempt to the CEO, CFO, Board of Directors and/or Audit Committee.

(j)

Maintain periodic contact with the Audit Committee of the Company, and divulge to the Audit Committee, as soon as reasonably practical, any unusual accounting or finance issues arising outside the normal course of business.

(k)

Be truthful and forthcoming during any formal or informal investigation of matters relating to the accounting or finance practices and procedures of the Company.

(l)

Refrain from taking any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified accountant or independent internal auditor engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading or for any other improper purpose.

(m)

Establish and maintain internal controls.

(n)

Investigate and divulge to the appropriate Company entity (i.e. CEO, CFO, Board of Directors and/or Audit Committee) in a timely manner any reports of misapplication of Company or governmental policies, rules and procedures which may have a deleterious effect on the financial condition or statements of the Company.

The above-mentioned items are specifically targeted for Senior Financial Officers, but also apply to all employees of the Company. In addition to the above-mentioned items, the following general principles are also part of the Code and apply to the Company, Senior Financial Officers and employees.

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RULES OF CONDUCT

1.1

Business Behavior

The Company conducts its business with honesty and integrity. The Company competes fairly and ethically within the framework of applicable competition laws.

1.2

Laws and Regulations

The Company complies with the applicable laws and regulations of the countries in which the Company operates or under which the Company has any contractual association.

1.3

Confidentiality of Company information

 All Personnel must not, directly or indirectly, use, disclose, reproduce or make available in any form any confidential Company information. This applies to internal Company matters, as well as industry information other than that which is generally available to the public and extends beyond the termination of employment / contractual relationship.

1.4

Conflict of Interest

All Personnel must pay particular attention to conflict of interest issues. If an employee is faced with a situation in which his or her personal financial, political or other interests or these of individuals or entities close to them may conflict with that of the Company, they must report it immediately to their Management.

In this respect, no Personnel should acquire an interest or accept a position as consultant or part-time employee with a competitor, a supplier or a customer without prior written agreement of his or her Management.

1.5

Insider Trading

Each individual working for or with the Company who has access through his or her position in the Company to privileged non-public information, which could influence the price of the shares of the Company, or companies with which the Company has a business relationship, shall not engage in divulging such information nor trade in those shares, or any other financial instruments, including exercising share options.

1.6

Proper Accounting and Record Keeping

All transactions on behalf of the Company's entities must be appropriately described in the records of the Company and accounted for in accordance with the Management System and may be subject to audit. No secret or unrecorded fund of money or other assets is to be established or maintained.

1.7

Internal Control System

Management is committed to establish, maintain, and regularly evaluate the effectiveness of a business-wide internal control system including, but not limited to, detailed procedures for purchasing and sales functions, inventory controls, accounting, financial reporting and disclosure.

Appropriate guidelines for the internal control structure and the disclosure controls and procedures are defined within the relevant policies and work instructions.

1.8

Relationships with Government Officials, Customers, Suppliers and Partners

 These relationships should be conducted ethically and in compliance with local and international statutory requirements and standards applicable to local subsidiaries as well as to the Company's parent company.

Gifts within the context of business relationships or activities should not be given, directly or indirectly, or accepted, directly or indirectly, if they could be considered extravagant. Similarly, entertainment should not be extended or received if it could be seen as extravagant or unduly frequent.

1.9

Communities and Political Activity

The Company respects and promotes a harmonious working relationship with the local communities in which it operates. The Company acts in accordance with appropriate national laws in a socially responsible manner and refrains from participation in party politics.

1.10

Commissions, Fees and Similar Payments

All Commissions, consultants' fees, retainers or similar payments should be clearly related to, and commensurate with, the services being performed.

1.11

Joint Ventures

 When participating in joint ventures, the Company promotes the application of the above principles and rules in the management of the joint venture operation.

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REPORTING VIOLATIONS AND NON-RETALIATION

2.1

Reporting Violations

Any employee who is aware of a violation of the Code, or is concerned that a violation of the Code might develop, has a responsibility to disclose such matters to any member of the Corporate Governance Committee or the Audit Committee. Such committees shall register the matter and take action as deemed necessary.

2.2

Non-retaliation Policy

No employee shall be subject to retaliation by the Company for any report made in good faith, including termination, demotion, reprimand or discrimination.

Reports made in bad faith or false accusations may result in disciplinary action by the Company.

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AMENDMENTS

Amendments to this Code can be made by the Board of Directors.